UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2020

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020 (the “Agreement Date”), Voyager Therapeutics, Inc. (the “Company”) entered into a Transition, Separation, and Release of Claims Agreement (the “Separation Agreement”) with Matthew P. Ottmer, pursuant to which Mr. Ottmer has resigned from his position of Chief Operating Officer and from any and all other positions he holds as an officer of the Company, effective as of the Agreement Date.

During the period between the Agreement Date and April 30, 2020 (the “Separation Date”), Mr. Ottmer has agreed to remain as an at-will employee of the Company and to perform such transition duties as may be requested by the Company and will continue to receive his current base salary and participate in Company benefit plans (pursuant to the terms and conditions of such plans).  The Separation Agreement also provides for, among other things, a release of claims by Mr. Ottmer in favor of the Company and its affiliates; continuing confidentiality, non-solicitation and non-competition obligations applicable to Mr. Ottmer under his existing confidentiality, noncompetition and assignment agreement with the Company; non-disparagement and cooperation obligations applicable to Mr. Ottmer; and non-disparagement obligations applicable to the Company. Mr. Ottmer’s existing employment agreement with the Company is terminated as of the Agreement Date.

Pursuant to the terms of the Separation Agreement, the Company has agreed to (1) make salary continuation payments to Mr. Ottmer, in accordance with the Company’s regular payroll practices, for a period of twelve months following the Separation Date based on Mr. Ottmer’s annualized base salary in effect on the Separation Date; (2) provide to Mr. Ottmer a prorated annual bonus payment for 2020 based on Mr. Ottmer’s target bonus percentage and his time of employment in 2020 through February 14, 2020; and (3) subject to Mr. Ottmer’s eligibility for continued coverage under COBRA, pay on Mr. Ottmer’s behalf the portion of the premium for group health and/or dental insurance coverage that the Company pays for active employees for a period of twelve months following the Separation Date or, if earlier, when Mr. Ottmer becomes eligible to receive group health insurance coverage under another employer’s benefit plan.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement.  A copy of the Separation Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Transition, Separation, and Release of Claims Agreement, by and between the Company and Matthew P. Ottmer, dated as of February 12, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: February 14, 2020	By:	/s/ Allison Dorval
Allison Dorval
Chief Financial Officer
(Principal Financial and Accounting Officer)